SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this "**Sublease**") is effective as of this 19th day of September, 2018, by and between UCMS, LLC. ("**Sublessor**"), whose address is 6901 TPC Dr, Suite #200 Orlando, FL 32822 and Freecast, Inc. ("**Sublessee**"), whose address is 5850 TG Lee Boulevard Suite 350 Orlando, FL 32822 .

BACKGROUND INFORMATION:

Exeter 6901 TPC, LLC, (the "Landlord") has leased certain office/warehouse space (the "Leased Premises") to Sublessor. The **Leased Premises** contain approximately 3,360 **square** feet of rentable area, and area located at. The Leased Premises are more particularly described in the Lease Agreement of the Leased Premises between the Landlord and the Sublessor dated (the "**Prime Lease**"), a copy of which is attached as Exhibit "A."

OPERATIVE TERMS

NOW THEREFORE, in consideration of premises and the mutual covenants, conditions and representations set out below, Sublessor and Sublessee agree as follows:

1. **Background Information.** Sublessee accepts the Subleased Premises in its unimproved "**AS IS**" condition without expectation of receipt of tenant improvement dollars or any alterations, improvements or other work by Sublessor. With respect to Sublessee's alterations and improvements from time to time of the Subleased Premises. Sublessee must obtain the consent of Landlord, as required by the Prime Lease, the terms of which are incorporated in this Sublease, and must otherwise comply with all terms of the Prime Lease.
2. **Base Rent.** The Sublessee shall rent at the rate of $9.00 per square foot or an amount of $2,520 per month plus Florida sales tax of 6.3% for a total of $2,678.76. See Addendum 1. The Sublessor shall hold a deposit from the Sublessee equal to 1 months' rent or $2,520 for the term of the lease from due upon execution of lease. For the terms of the deposit, see the Master Lease.
3. **Common Area maintenance.** The **Sub**lessee shall pay the Estimated common area maintenance charge of $2.89 per square foot or an amount of $809.20 per month plus Florida sales tax of 6.3% for a total of $860.18. See Addendum 1

4. **Term.** The term of this Sublease shall begin October 15, 2018 and expire February 29th, 2020. Any partial month's rent shall be prorated to the Sub lessee.

5. **Default and Remedy.** Any (i) failure by Sublessee to comply with the terms of this Sublease if such failure is not cured within 5 days of written notice via fax, hand delivery and/or certified mail for monetary default or 10 days after written notice via fax, hand delivery and/or certified mail for non-monetary defaults or (ii) any event of default under the Prime Lease, shall constitute a Default hereunder and, in addition to all remedies available under Florida law, Sublessor shall have (through the incorporation of the terms of the Prime Lease herein), all remedies provided Landlord under the Prime Lease. Additionally, if Sublessee is in Default herein, Sublessor has the right (but not the

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SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this "**Sublease**") is effective as of this 19th day of September, 2018, by and between UCMS, LLC. ("**Sublessor**"), whose address is 6901 TPC Dr, Suite #200 Orlando, FL 32822 and Freecast, Inc. ("**Sublessee**"), whose address is 5850 TG Lee Boulevard Suite 350 Orlando, FL 32822 .

BACKGROUND INFORMATION:

Exeter 6901 TPC, LLC, (the "Landlord") has leased certain office/warehouse space (the "Leased Premises") to Sublessor. The **Leased Premises** contain approximately 3,360 **square feet** of rentable area, and area located at. The Leased Premises are more particularly described in the Lease Agreement of the Leased Premises between the Landlord and the Sublessor dated (the "**Prime Lease**"), a copy of which is attached as Exhibit "A."

OPERATIVE TERMS

NOW THEREFORE, in consideration of premises and the mutual covenants, conditions and representations set out below, Sublessor and Sublessee agree as follows:

1. **Background Information.** Sublessee accepts the Subleased Premises in its unimproved "AS IS" condition without expectation of receipt of tenant improvement dollars or any alterations, improvements or other work by Sublessor. With respect to Sublessee's alterations and improvements from time to time of the Subleased Premises, Sublessee must obtain the consent of Landlord, as required by the Prime Lease, the terms of which are incorporated in this Sublease, and must otherwise comply with all terms of the Prime Lease.

2. **Base Rent.** The Sublessee shall rent at the rate of $9.00 per square foot or an amount of $2,520 per month plus Florida sales tax of 6.3% for a total of $2,678.76. See Addendum I.

3. **Common Area maintenance.** The Sublessee shall pay the Estimated common area maintenance charge of $2.89 per square foot or an amount of $809.20 per month plus Florida sales tax of 6.3% for a total of $860.18. See Addendum 1

4. **Term.** The term of this Sublease shall begin October 15, 2018 and expire February 29th, 2020. Any partial month's rent shall be prorated to the Sub lessee.

5. **Default and Remedy.** Any (i) failure by Sublessee to comply with the terms of this Sublease if such failure is not cured within 5 days of written notice via fax, hand delivery and/or certified mail for monetary default or 10 days after written notice via fax, hand delivery and/or certified mail for non-monetary defaults or (ii) any event of default under the Prime Lease, shall constitute a Default hereunder and, in addition to all remedies available under Florida law, Sublessor shall have (through the incorporation of the terms of the Prime Lease herein), all remedies provided Landlord under the Prime Lease. Additionally, if Sublessee is in Default herein, Sublessor has the right (but not the

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obligation), at its sole option, at any time thereafter, to cure said Default for the account at the expense of Sublessee. In such event, Sublessee shall pay to Sublessor, on demand, with interest at the rate of 18% per annum from the date of each expenditure, any amount so paid, extended or incurred by Sublessor and any and all expenses of Sublessor (including, without limitation, attorney's fees and costs) incurred in connection with curing such default, and all of the same shall be deemed to be additional rent hereunder.

6. **Personal Property Upon Default.** During the time that any Default exists hereunder, Sublessee shall not remove or allow to be removed from the Leased Premises any furniture, trade fixtures, equipment, inventory, or other personal property relating to the business being operated by Sublessee within the Lease Premises. In the event Sublessor shall terminate this Sublease or retake possession of the Leased Premises from Sublessee, all such furniture, trade fixtures, equipment, inventory and personal property shall, upon such termination or taking of possession, become the property of Sublessor and this Sublease shall constitute a bill of sale transferring such property to Sublessor. In the event of such a transfer, Sublessee shall have the right to a credit against rent, damages, and other sums due Sublessor hereunder for the lesser of fully depreciated book value or the fair market value of any moveable furniture, mall portable equipment, and inventory, to the extent owned and paid for by Sublessee and thereafter used or sold by Sublessor; no credit will be given for nay other personal property whether transferred or not. The provisions of this Section shall be in addition to and shall not limit Sublessor's other rights and remedies under this Sublease or under Florida law, including, without limitation, Sublessor's right to a Landlord's lien upon the personal property of Sublessee as provided for by Florida law.

7. **Assignment and Sublease.** This Sublease may not be assigned or all or any portion of the Leased Premises further subleased. Sublessor may in its sole discretion, and for any reason, refuse to re-sublet to any party in the future. If Sublessee is an entity (not a natural person), any change in the individual or individuals who control Sublessee shall constitute an assignment and Default hereunder. Sublessor has the right to charge a fee.

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WITNESSES:	SUBLESSOR: UCMS, LLC
[signature]	By: Nicole Kinsworthy
Name: GIA HOLLINGSWORTH	Name: [signature]
As to Sublessor	Its: President
Name:	Date: 10/2/18
As to Sublessor	
[signature]	SUBLESSEE: Freecast, Inc
Name: [signature]	By: [signature]
As to Sublessee	Name: WILLIAM MOBLEY
Name:	Member Manager/President
As to Sublessee	Date: 9/28/18

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ADDENDUM 1

Rent Schedule and Tenant Improvements

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

1. **Base Rent.** The Base Rent shall equal the following amounts for the respective periods:

SF	CAM***	Sales Tax
3,360	$2.89	6.30%

term	PPSF	Monthly Rent	EST CAM	Rent& CAM	Sales Tax	Total Monthly Payment
Months 7-12	$9.00	$2,520.00	$809.20	$3,329.20	$209.74	$3,538.94
Months 13-24	$9.27	$2,595.60	$809.20	$3,404.80	$214.50	$3,619.30

***CAM is estimated and subject to change per lease

2. Tenant improvements/Landlords Work

The Sublessors shall confirm that the a/c is inspected and in proper working order as a condition of the Sublessee's tenacy.

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